SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               October 3, 1997


                                            Long Island Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                       0-23526                  11-3198508
(State or Other Jurisdiction    (Commission File        (I.R.S. Employer
  of Incorporation)                Number)              Identification No.)


201 Old Country Road
Melville, New York                                           11747-2724
(Address of Principal                                        (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code (516) 547-2000


                                                     Not Applicable

          (Former Name of Former Address, if Changed Since Last Report)

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                   Press Release of Long Island Bancorp, Inc.
                            dated September 23, 1997

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           LONG ISLAND BANCORP, INC.

                               By: /S/ Mark Fuster
                                           ---------------------------
                                           Name:       Mark Fuster
                                           Title:      Chief Financial Officer
                                                       (principal financial and
                                                        accounting officer)



Date:  October 3,1997

LONG ISLAND BANCORP, INC            NEWS RELEASE
201 Old Country Road
Melville, New York  11747
                                  Contact:

                                  Mary M. Feder
                                  Vice President-Investor Relations
                                  (516) 547-2607



For Immediate Release


         Long Island Bancorp, Inc. Announces Twelfth Quarterly Dividend

Melville, NY, September 23, 1997 - Long Island Bancorp, Inc. (NASDAQ: LISB), the holding company for The Long Island Savings Bank, FSB announced today that its Board of Directors declared a quarterly cash dividend of $0.15 per common share.

The dividend will be payable on November 14, 1997 to shareholders of record at the close of business on October 15, 1997. This is the twelfth consecutive quarterly dividend paid by Long Island Bancorp, Inc.

The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers in 35 full service branch offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in New Jersey, Pennsylvania, Maryland, Virginia, North Carolina, South Carolina and Georgia and an Internet home page at the address: http://www.lisb.com.



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